Exhibit 10.194
INTERCREDITOR AGREEMENT
     AGREEMENT, made this 9th day of February, 2006, by and among The Immune Response Corporation, a Delaware corporation (the “Company”), Cheshire Associates, LLC, a Delaware limited liability company (“Cheshire”), Cornell Capital Partners, L.P., a Delaware limited partnership (“Cornell”), and Hudson Asset Partners, LLC, a Delaware limited liability company (the “Agent”), as agent for the holders from time to time of the Company’s 8% Senior Secured Convertible Notes and for Qubit Holdings, LLC (“Qubit”) in respect of the 8% senior secured convertible promissory note in the principal amount of $250,000 issued by the Company to Qubit on the same date hereof (the “Qubit Note”). Cheshire, Cornell and the Agent shall each be referred to herein as a “Secured Party” and shall collectively be referred to as the “Secured Parties”.
W I T N E S S E T H:
          WHEREAS, Cheshire has made a loan in the aggregate principal amount of $5,740,928 to the Company which came to be evidenced by a 8% Convertible Secured Promissory Note, effective April 29, 2005 (the “Cheshire Note”) pursuant to certain agreements by and between the Company and Cheshire and Cheshire’s assignors (together with the Cheshire Note the “Cheshire Agreements”); and
          WHEREAS, Cornell has made a loan in the original principal amount of $1,000,000 to the Company pursuant to a Secured Convertible Debenture bearing interest at 12% per annum, effective August 4, 2005 (the “Cornell Debenture”) and a Securities Purchase Agreement of even date therewith, by and between the Company and Cornell (together with the Cornell Debenture the “Cornell Agreements”); and
          WHEREAS, the Company, pursuant to the terms of a certain Confidential Private Placement Memorandum (the “Memorandum”), will, from time to time, issue to certain investors (the “Investors”), 8% Senior Secured Convertible Promissory Notes (the “Investor Notes”), in the principal amount of up to Five Million Dollars ($5,000,000); and
          WHEREAS, the Company has issued the Qubit Note to Qubit (except where the context forbids, Qubit shall be considered an “Investor” hereunder and the Qubit Note shall be deemed to be an “Investor Note”); and
          WHEREAS, the Company, pursuant to the Investor Notes and a Security Agreement of even date herewith, by and between the Company and the Agent (the “Security Agreement”), will grant to the Investors a security interest in all of the assets of the Company (together with the collateral securing the Cheshire Note and the Cornell Debenture, the “Collateral”); and
          WHEREAS, Cheshire and Cornell each hereby consent to the grant by the Company of the security interests of the Investors and agree that such security interests shall not constitute a default or Event of Default under the Cheshire Agreements or the Cornell Agreements.

          NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Secured Parties hereby agree with each other as follows:
          1. Company’s Title; Liens and Encumbrances. The Company represents and warrants that it is the owner of its Collateral, having good and marketable title thereto, free from any and all liens, security interests, encumbrances and claims. The Company will not create or assume or permit to exist any lien, security interest, encumbrance or claim on or against the Collateral that is senior to the Cheshire Note, the Cornell Debenture or the Investor Notes (collectively, the “Notes”) except as created by this Agreement and as permitted by the Notes, and the Company will promptly notify the Secured Parties of any such other claim, lien, security interest or other encumbrance made or asserted against the Collateral and will defend the Collateral against any such claim, lien, security interest or other encumbrance.
          2. Location of Collateral and Records. The Company represents and warrants that it has no place of business, offices where the Company’s books of account and records are kept, or places where the Collateral is used, stored or located, except as set forth on Schedule I annexed hereto. The Company shall at all times maintain its records as to the Collateral at its chief place of business at the address referred to on Schedule I and at none other. The Company further covenants that except for Collateral delivered to the Secured Parties, the Company will not store, use or locate any of the Collateral at any place other than as listed on Schedule I hereto.
          3. Perfection of Security Interest. The Company will join with the Secured Parties in executing one or more financing statements or amendments to existing financing statements, as necessary, pursuant to the Uniform Commercial Code or other notices appropriate under applicable law in form satisfactory to each of the Secured Parties and will pay all filing or recordings costs with respect thereto, and all costs of filing or recording this Agreement or any other instrument, agreement or document executed and delivered pursuant hereto or to the Notes (including the costs of all Federal, state or local mortgage, documentary, stamp or other taxes), in each case, in all public offices where filing or recording is deemed by the Secured Party to be necessary or desirable. The Company hereby authorizes each Secured Party to take all action (including, without limitation, the filing of any Uniform Commercial Code Financing Statements or amendments thereto without the signature of the Company) which such Secured Party may deem necessary or desirable to perfect or otherwise protect the liens and security interests created hereunder and to obtain the benefits of this Agreement.
          4. General Covenants. The Company shall:
               a. furnish to each Secured Party from time to time, at each Secured Party’s request, written statements and schedules further identifying and describing the Collateral in such detail as the Secured Party may reasonably require;
               b. advise each Secured Party promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have an adverse effect on the value of the Collateral or on such Secured Party’s security interest therein;
               c. comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of the Company’s business; provided, that the Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in each Secured Party’s opinion, adversely affect their rights or the priority of their security interest in the Collateral;
               d. perform and observe all covenants, restrictions and conditions contained in the Notes, including, without limitation, those providing for payment of taxes, maintenance of insurance and otherwise relating to the Collateral, as though all such covenants, restrictions and conditions were fully set forth in this Agreement; and
               e. promptly execute and deliver to the Secured Parties such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Parties may, from time to time, in their discretion, deem necessary to perfect, protect or enforce its security interest in the Collateral or otherwise to effectuate the intent of this Agreement and the Notes including, without limitation, appropriate documents and instruments to grant the Secured Parties a first lien and security interest in any and all assets of any subsidiaries formed or acquired subsequent to the date hereof.
          5. Fixtures. It is the intent of the Company and the Secured Parties that none of the Collateral is or shall be fixtures, as that term is used or defined in Article 9 of the Uniform Commercial Code, and the Company represents and warrants that it has not made and is not bound by any lease or other agreement which is inconsistent with such intent. Nevertheless, if the Collateral or any part thereof is or is to become attached or affixed to any real estate, the Company will, upon request by the Secured Parties, use its best efforts to cause all persons having an interest in the real estate to which the Collateral is attached or affixed to furnish the Secured Parties with a disclaimer or subordination, in form satisfactory to the Secured Parties, of its interest in the Collateral, and the Company, upon request by the Secured Parties, will furnish the Secured Parties with the names and addresses of the record owners of, and all other persons having interest in, and a general description of, such real estate.
          6. Collections. From and after the date of any event of default under any of the Notes, the Company will immediately upon receipt of all checks, drafts, cash or other remittances in payment of any of its accounts, contract rights or general intangibles constituting part of the Collateral, or in payment for any Collateral sold, transferred, leased or otherwise disposed of, or in payment or on account of its accounts, contracts, contract rights, notes, drafts, acceptances, general intangibles, choses in action and all other forms of obligations relating to any of the Collateral so sold, transferred or otherwise disposed of, deliver any such items to the Secured Parties accompanied by a remittance report in form supplied or approved by the Secured Parties, such items to be delivered to the Secured Parties in the same form received, endorsed or otherwise assigned by the Company where necessary to permit collection of items and, regardless of the form of such endorsement, the Company hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other notices with respect thereto. All such remittances shall be applied and credited by the Secured Parties first to satisfaction of the obligations of every kind, nature and description owing by the Company to the Secured Parties, including, without limitation, principal, interest, costs and expenses, however evidenced, as arising under the Investor Notes, the Security Agreement, the Cheshire Agreements and the Cornell Agreements (collectively, the “Obligations”) pursuant to paragraph 8 below, or as otherwise required by applicable law, and to the extent not so credited or applied, shall be paid over to the Company.
          7. Rights and Remedies on Default. In the event of the occurrence of any event of default as defined or specified in the Investors Notes, the Security Agreement, the Cheshire Agreements, or the Cornell Agreements, the Secured Parties shall at any time thereafter have the right, with or without notice to the Company, as to any or all of the Collateral, by any available judicial procedure, or without judicial process, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral, and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, upon any event of default, the Company agrees that the Secured Parties shall have the right to sell, borrow against, lease, or otherwise dispose of all or any part of the Collateral, upon ten (10) days prior written notice, whether in its then condition or after further preparation or processing, either at public or private sale or at any broker’s board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such terms and conditions, all as the Secured Parties in their unanimous sole discretion may deem advisable, and it shall have the right to purchase at any such sale; and, if any Collateral shall require rebuilding, repairing, maintenance, preparation, or is in process or other unfinished state, the Secured Parties shall have the right, at their option to do such rebuilding, repairing, preparation, processing or completion of manufacturing, for the purpose of putting the Collateral in such saleable or disposable form as it shall deem appropriate. At the Secured Parties’ request, the Company shall assemble the Collateral and make it available to the Secured Parties at places which the Secured Parties shall select, whether at the Company’s premises or elsewhere, and make available to the Secured Parties, without rent, the Company’s premises and facilities for the purpose of the Secured Parties taking possession of, collecting, removing or putting the Collateral in saleable or disposable form. The proceeds of any such sale, lease or other disposition of the Collateral shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like and to the reasonable attorneys’ fees, collection fees and legal expenses incurred by the Secured Parties, and then to satisfaction of the Obligations (subject to paragraph 8 below), and to the payment of any other amounts required by applicable law, after which the Secured Parties shall account to the Company for any surplus proceeds. If, upon the sale, lease or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Company will be liable for the deficiency, together with interest thereon, and the reasonable fees of any attorneys or agents employed by the Secured Parties to collect such deficiency. To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral. Any event of default as to any Note shall be deemed an event of default as to all other Notes. Notwithstanding the above, no Secured Party will exercise any rights under this Section 7 on its own behalf or on the behalf of all Secured Parties unless all Secured Parties have agreed in writing to such actions.
          8. Intercreditor Relationship.
               a. The Secured Parties agree that notwithstanding applicable law, the Secured Parties’ relative priorities as to the Collateral shall be on a pari passu basis based on all amounts outstanding under the respective Notes.

               b. Until all the Obligations under the Notes are fully paid, any payments of any Obligations to the Secured Parties under the Notes with respect to the Collateral shall be made on a pari passu basis based on all amounts outstanding under the respective Notes; provided, that unless and until an event of default under any of the Notes shall occur, all scheduled payments of principal and/or interest can be made on each Note without any requirement for pari passu payments on the other Notes. However, in the event that a dispute exists between the Secured Parties or a question is raised by the Company with regard to the payment of any Obligations, the Company shall retain such amounts in escrow until instructed upon the appropriate distribution of the amounts by either: (1) a writing signed by all Secured Parties; or (2) a valid court order rendered by a court of competent jurisdiction.
               c. This Agreement and the terms and provisions hereof are solely for the benefit of the Company, Cheshire, Cornell and the Investors, and their respective successors and assigns and shall not benefit any person not specifically a party to this Agreement. Nothing in this Agreement is intended to affect, limit, or in any way diminish the security interest, mortgage liens or other liens which Cheshire or Cornell claim in the Collateral insofar as the rights of the Company and third parties are concerned. The Secured Parties specifically reserve any and all of their respective rights, security interests, mortgage liens or other liens and right to assert security interest, mortgage liens or other liens against the Company and any third parties, including guarantors. The Company acknowledges and consents to all of the terms of this Agreement.
               d. Should any Secured Party receive any money relating to the Obligations in excess of the amounts such Secured Party is entitled to under subparagraphs 8.a and 8.b above, it will (unless otherwise restricted by law) hold the same in trust for the other Secured Parties and promptly pay over the same to the other Secured Parties pursuant to paragraph 8; any excess shall be paid over to the Company.
               e. Each Secured Party to this Agreement hereby waives any right to require any other party to marshall any Collateral or otherwise to compel any other party to seek recourse against or satisfaction of the Obligations owed to it from one source before seeking recourse or satisfaction from another source.
               f. This Agreement is entered into solely for the purposes set forth in the Recitals above, and, except as is expressly provided otherwise herein, no party to this Agreement assumes any responsibility to the other party to advise such other party of information regarding the financial condition of the Company or regarding any Collateral or of any other circumstances bearing upon the risk of non-payment of the Obligations of any or all of the Company to the Secured Parties. Each Secured Party shall be responsible for managing its relationship with the Company, and no party shall be deemed the agent of any other party for any purpose. Each of the Secured Parties hereto may alter, amend, supplement, release, discharge or otherwise modify any terms of the documents evidencing and embodying its loans with the Company without notice to or consent of the other party.
               g. Cheshire and Cornell each hereby consent to the grant of the security interest to the Investors.
          9. Costs and Expenses. Any and all fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys’ fees and legal expenses incurred by each Secured Party, in connection with the filing or recording of financing statements and other documents

(including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, insurance premiums, encumbrances or otherwise protecting, maintaining or preserving the Collateral, or the enforcing, foreclosing, collecting, retaking, holding, storing, processing, selling or otherwise realizing upon the Collateral and each Secured Party’s security interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or related to the transaction to which this Agreement relates, shall be borne and paid by the Company on demand by such Secured Party and until so paid shall be added to the principal amount of the Obligations and shall bear interest at the applicable interest rate prescribed in the Notes in the event of default.
          10. Power of Attorney. In the event of the occurrence of an event of default under the Notes, the Cheshire Agreements, the Cornell Agreements or the Security Agreement, the Company hereby authorizes the Secured Parties and does hereby make, constitute and appoint the Secured Parties, and any officer or agent of the Secured Parties with full power of substitution, as the Company’s true and lawful attorney-in-fact, with power, in its own name or in the name of the Company, to endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Parties; to sign and endorse any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to Collateral; to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and, generally, to do, at the Secured Parties’ option and at the Company’s expense, at any time, or from time to time, all acts and things which the Secured Parties deem reasonably necessary to protect, preserve and realize upon the Collateral and the Secured Party’s security interest therein in order to effect the intent of this Agreement, the Cheshire Agreements, the Cornell Agreement, the Security Agreement and the Notes as fully and effectually as the Company might or could do; and the Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.
          11. Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or by an overnight courier service or mailed via certified mail, return receipt requested, to a party at the address set forth under its name on the signature page thereto or such other address as any party hereto designates by written notice to the other, and shall be deemed to have been given upon delivery, if delivered personally or by overnight courier service, with receipt acknowledged or three business days after mailing, if mailed in accordance with the foregoing provisions.
          12. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Parties shall have the right, in their unanimous sole discretion to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder.
          13. Miscellaneous.

               a. Beyond the safe custody thereof, no Secured Party shall have a duty as to the collection of any Collateral in its possession or control or in the possession or control of any agent or nominee of any Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.
               b. No course of dealing between the Company and any Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
               c. Each Secured Party’s rights and remedies with respect to the Collateral, whether established hereby or by a Note or Notes, or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.
               d. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.
               e. This Agreement is subject to modification only by a writing signed by the parties.
               f. The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parities; provided however, that the rights and obligations of the Company under this Agreement shall not be assigned or delegated without the prior written consent of each Secured Party, and any purported assignment or delegation without such consent shall be void.
          14. Term of Agreement. The term of this Agreement shall commence on the date hereof and this Agreement shall continue in full force and effect, and be binding upon the Company, until all of the Obligations have been fully paid and performed and such payment and performance has been acknowledged in writing by each of the parties hereto, whereupon this Agreement shall terminate.
          15. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
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     IN WITNESS WHEREOF, the parties have caused these presents to be duly executed and delivered the day and year first above written.

Secured Parties:

CHESHIRE ASSOCIATES, LLC

By:

Nonmember Manager

Notice Address:

535 Madison Avenue, 18th Floor
New York, NY 10022
Facsimile: (212) 751-3483

CORNELL CAPITAL PARTNERS, L.P.

By: Yorkville Advisors, LLC
Its: General Partner

By:

Name: Mark Angelo
Title: Portfolio Manager

Notice Address:

101 Hudson Street, Suite 3700
Jersey City, NJ 07302
Attention: Mark A. Angelo
Facsimile: (201) 985-8744

With a copy to:

David Gonzalez, Esq.
101 Hudson Street, Suite 3700
Jersey City, NJ 07302
Facsimile: (201) 985-1964

HUDSON ASSET PARTNERS, LLC,
as Agent for the Investors

By:

Name:
Title:

Notice Address:

Hudson Asset Partners, LLC
c/o Klineman Holding Corp.
1114 Avenue of the Americas, 45th Floor
New York, New York 10036
Attention: Kent M. Klineman
Facsimile:

With a Copy to:

Littman Krooks LLP
655 Third Avenue, 20th Floor
New York, New York 10017
Attention: Mitchell C. Littman, Esq.
Facsimile: (212) 490-2990

The Company:

THE IMMUNE RESPONSE CORPORATION

By:

Name:
Title:

Notice Address:

5931 Darwin Court
Carlsbad, CA 92008
Attention: President
Facsimile: (760) 431-8636

With a copy to:

Heller Ehrman LLP
4350 La Jolla Village Drive, 7th Floor
San Diego, CA 92122
Attention: Hayden Trubitt, Esq.
Facsimile: (858) 587-5903

SCHEDULE I
CHIEF PLACE OF BUSINESS OF THE COMPANY
AND LOCATION OF COLLATERAL:
5931 Darwin Court
Carlsbad, CA 92008
680 Allendale Road
King of Prussia, PA